Exhibit 10.50

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”) is entered into this as of this 4th day of August, 2004 by and among ACCLAIM ENTERTAINMENT, INC. (“AEI”), ACCLAIM DISTRIBUTION INC. (“ADI”), LJN TOYS, LTD. (“LJN”), ACCLAIM ENTERTAINMENT CANADA, LTD. (“Canada”) and ARENA ENTERTAINMENT INC. (“Arena”; together with AEI, ADI, LJN and Canada, individually, a “Borrower” and collectively, the “Borrowers”), OYSTER BAY WAREHOUSE CORP. (“Warehouse”), ACCLAIM CORPORATE CENTER 1, INC. (“Corporate”), IGUANA ENTERTAINMENT, INC. (“Iguana”), ACCLAIM ENTERTAINMENT, LTD. (“Acclaim Limited”), ACCLAIM JAPAN, LTD. (“Acclaim Japan”), ACCLAIM ENTERTAINMENT, G.m.b.H. (“Acclaim Germany”), ACCLAIM ENTERTAINMENT, S.A. (“Acclaim France”) and ANNODEUS INC. (“Annodeus”; and together with Warehouse, Corporate, Iguana, Acclaim Limited, Acclaim Japan, Acclaim Germany, and Acclaim France, each individually, a “Corporate Guarantor” and collectively, the “Corporate Guarantors”), and GMAC COMMERCIAL FINANCE LLC, as successor by merger to GMAC COMMERCIAL CREDIT LLC, formerly known as BNY Factoring LLC, and successor by merger to BNY Financial Corporation (“Lender”).

BACKGROUND

Reference is made to the Revolving Credit and Security Agreement, dated as of January 1, 1993, by and among Borrowers and Lender, as amended and restated on February 28, 1995 (as so amended and as the same may now exist or may hereafter be amended, restated, renewed, replaced, extended, substituted, supplemented or otherwise modified, the “Credit Agreement”); the Restated and Amended Factoring Agreement bearing the effective date as of February 1, 1995 (the “AEI Factoring Agreement”) by and between AEI and Lender; the Restated and Amended Factoring Agreement bearing the effective date as of January 1, 1995 (the “ADI Factoring Agreement”) by and between ADI and Lender; the Restated and Amended Factoring Agreement bearing the effective date of January 1, 1995 (the “LJN Factoring Agreement”) by and between LJN and Lender; the Restated and Amended Factoring Agreement bearing the effective date of January 1, 1995 (the “Canada Factoring Agreement”) by and between Canada and Lender; and the Restated and Amended Factoring Agreement bearing the effective date as of January 1, 1995 by and between Arena and Lender (the “Arena Factoring Agreement”; and together with the AEI Factoring Agreement, the ADI Factoring Agreement, the LJN Factoring Agreement and the Canada Factoring Agreement, as the same may now exist or may hereafter be amended, restated, renewed, replaced, extended, substituted, supplemented or otherwise modified, collectively, the “Factoring Agreements”); and to all of the notes, instruments, guarantees, agreements and other documents executed and/or delivered in connection with the Credit Agreement and the Factoring Agreements (all of the foregoing, as the same now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, replaced or otherwise modified, collectively, the “Other Documents”; and together with the Credit Agreement and the Factoring Agreements, collectively, the “Loan Documents”).

Reference is further made to that certain (a) Waiver and Amendment Agreement dated May 4, 2004 (“Waiver and Amendment”) among the Borrowers, the Corporate Guarantors and Lender, pursuant to which, among other things, the Term under this Loan Document was amended to terminate on June 20, 2004 and the Borrowers agreed to pay and satisfy in full all of the Obligations on or before June 20, 2004 (the “Termination Date”); and (b) Extension Agreement dated as of June 18, 2004 among the Borrowers, the Corporate Guarantors and Lender (the “July 18, 2004 Extension Agreement”), pursuant to which, among other things, the Termination Date was extended to August 4, 2004, subject to the terms and conditions therein;

Borrowers have advised Lender that Borrowers are in active negotiations with certain financial institutions to obtain the financing to pay and satisfy in full all of the Obligations. Borrowers have further advised Lender that such negotiations and the documentation of the replacement credit facilities will not be concluded prior to the Termination Date. Borrowers have requested that Lender extend the Termination Date to August 20, 2004, and as a one-time accommodation to Borrowers, Lender has agreed to do so, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Extension of Termination Date. At the request of Borrowers, as a one-time accommodation and subject to the terms and conditions contained herein, and notwithstanding anything to the contrary set forth in the Loan Documents, Lender agrees that the Termination Date shall be extended, and is hereby amended and restated to mean, August 20, 2004. Notwithstanding anything to the contrary set forth in the Credit Agreement or in the other Loan Documents, Borrowers shall indefeasibly pay and satisfy in full all Obligations of Borrowers to Lender under the Credit Agreement and the other Loan Documents on or before August 20, 2004.

2. Conditions to Extension of Termination Date. The extension of the Termination Date set forth in the immediately preceding paragraph is conditioned on compliance by Borrowers and Guarantors with the following terms and conditions:

(a) Borrowers delivered to Lender a draft Term Sheet - Acclaim Entertainment on August 2, 2004, contemplating a $65 million Senior Secured Credit Facility to be provided to the Borrowers and Guarantors (the “Replacement Facility”) by a financial institution (the “Replacement Lender”). Borrowers shall provide Lender with frequent updates, but no less frequently than the Monday and Friday of each week, as to the status of the Borrowers’ progress in the documentation, negotiation and closing of the Replacement Facility. Borrowers shall immediately provide Lender with notice of any termination or suspension of active negotiations with respect to the Replacement Facility or if the Replacement Lender advises Borrowers that the Replacement Lender has elected not to continue negotiation of the Replacement Facility. Borrowers’ acknowledge, confirm and agree that (i) any suspension or termination of active negotiations with respect to the Replacement Facility or (ii) if the Replacement Lender advises Borrowers that Replacement Lender elects not to continue negotiation of the Replacement Facility, shall constitute a default hereunder and an Event of Default under the Loan Documents.

(b) The Borrowers have prepared and submitted to Lender a “Domestic Forecast”, annexed hereto as Exhibit A, reflecting the Borrowers’ projected weekly cash flow through and including the week ending August 20, 2004. Borrowers will supplement the Domestic Forecast through the end of the Term upon Lender’s request and such supplement shall be in form and content satisfactory to Lender. Borrowers hereby acknowledge, confirm and agree that the Borrowers will, on Monday of each week for the immediately prior week, submit to Lender Borrowers’ actual cash flow results for such prior week in the same format as the “Domestic Forecast”. If, for any such week, the actual weekly cash flow results for the line items identified as Ending Account Balance, GMAC Availability, Gross Total Collateral, Total Investment, Ending Balances - Net A/R Outstanding, Net Eligible A/R Outstanding, GMAC Drawdowns, Total Disbursements and Remaining Operating Cash, negatively deviate from the projections for such week set forth on Exhibit A by more than ten percent (10%), then such deviation shall constitute an Event of Default under the Loan Documents.

3. Covenants. Lender, Borrowers and Corporate Guarantors acknowledge, confirm and agree that, notwithstanding anything to the contrary set forth in the Loan Documents, the Term shall not be extended or renewed beyond August 20, 2004.

4. Extension Fee. Borrowers shall pay an additional extension fee (the “Additional Extension Fee”) of $50,000 upon execution of this Agreement, plus an additional $50,000 if the Obligations are not paid and satisfied in full on or before August 20, 2004. The Additional Extension Fee is in addition to the Extension Fee charged to Borrowers’ account in accordance with the June 18, 2004 Extension Agreement shall constitute an Obligation and Lender is hereby authorized to charge the Additional Extension Fee against the Obligations. The Extension Fee shall be fully earned as of the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

5. Borrowers’ Acknowledgement and Reaffirmation.

(a) Each of the Borrowers hereby acknowledges, confirms and agrees that as of August 4, 2004, the Borrowers, jointly and severally, owe Lender Obligations in the aggregate principal amount of not less than $19,518,942.68, plus accrued and unpaid interest, and plus all costs, fees, commissions, expenses and other sums and charges due and owing to the Lender under the Credit Agreement and the other Loan Documents, including, without limitation, all costs and expenses (including attorneys’ fees and expenses) incurred by the Lender (all of the foregoing is collectively referred to as the “Existing Debt”). Each of the Borrowers hereby acknowledges, confirms and agrees that as of the date hereof, the Existing Debt is due and owing by the Borrowers jointly and severally to the Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Borrowers hereby ratify and confirm the Credit Agreement, the Factoring Agreements and the Other Documents as being valid and binding obligations of the Borrowers, enforceable against Borrowers in accordance with all of their respective terms as modified hereby. Borrowers hereby confirm that there are no defenses to the performance of any of their obligations under the Credit Agreement, the Factoring Agreements or any Other Document. Borrowers hereby ratify and confirm Borrowers’ grant to Lender of the first priority perfected liens upon and security interests in their properties and assets heretofore mortgaged, pledged, granted or assigned to Lender under the Credit Agreement, the Factoring Agreements and the Other Documents, and acknowledge and confirm that such first priority perfected liens and security interests secure and shall continue to secure the Obligations of Borrowers to Lender, subject only to such prior security interests as are expressly permitted under the Loan Documents.

6. Guarantor’s Acknowledgement and Reaffirmation. By their execution of this Agreement, Corporate Guarantors hereby ratify and confirm each of the Other Documents to which each Corporate Guarantor is a party as being its valid and binding obligations, enforceable against such Corporate Guarantor in accordance with all of their respective terms as modified hereby. Each Corporate Guarantor hereby confirms that there are no defenses to the performance of any of its obligations under any Other Document and expressly acknowledges to Lender that it has no currently existing defense, offset, or counterclaim with respect to any of the Existing Debt. Each Corporate Guarantor hereby ratifies and confirms its grant to Lender of the first priority perfected liens upon and security interests in its properties and assets heretofore mortgaged, pledged, granted or assigned to Lender under the Other Documents, and acknowledges and confirms that such first priority perfected liens and security interests secure and shall continue to secure the obligations of such Corporate Guarantor to Lender, subject only to such prior security interests as are expressly permitted under the Other Documents.

7. Release. In consideration of the agreements made by Lender in this Agreement and the performance thereof and other good and valuable consideration, each of the Borrowers and Corporate Guarantors (collectively, the “Releasors”) forever releases and discharges Lender, its affiliates, members, officers, directors, consultants, agents, attorneys, representatives and employees, and their respective successors and assigns (collectively, the “Released Parties”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which any Releasor, directly or indirectly, ever had or now or can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing arising under or relating to the Credit Agreement, the Factoring Agreements or any Other Document and the transactions contemplated therein. In addition to the foregoing, each Releasor agrees to forever refrain and forbear from commencing, assisting, instituting, prosecuting or encouraging others to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind against any of the Released Parties directly or indirectly arising out of, resulting from or relating in any way to the subject matter of or the fact and course of conduct underlying the releases granted herein.

8. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(b) This Agreement may be executed in any number of counterparts, all of which counterparts when taken together shall constitute one and the same agreement.

(c) Borrowers absolutely and unconditionally agree to pay to Lender, on demand by Lender at any time and as often as the occasion therefor may require, (i) all fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution or delivery of this Agreement and any other agreements, instruments, or documents prepared or delivered in connection with the transactions contemplated hereby, (ii) all fees and expenses which shall at any time be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreement prepared, negotiated, executed or delivered in connection with the transactions contemplated hereunder or thereunder.

(d) This Agreement and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

(e) Except as specifically set forth herein, no other changes or modifications to the Loan Documents are intended or implied and, in all other respects, the Loan Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Lender of any other provision of the Loan Documents nor shall anything contained herein be construed as a consent by the Lender to any transaction other than those specifically consented to herein.

(f) TO THE EXTENT LEGALLY PERMISSIBLE, BORROWERS, CORPORATE GUARANTORS AND LENDER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS LETTER AGREEMENT AND THE LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

ACCLAIM ENTERTAINMENT, INC.
ACCLAIM DISTRIBUTION INC.
LJN TOYS, LTD.

ARENA ENTERTAINMENT INC.
ACCLAIM ENTERTAINMENT
CANADA, LTD.
By:	/s/ Gerard F. Agoglia
Name:	Gerard F. Agoglia
Title:	Executive Vice President and Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Patrick Duffy
Name:	Patrick Duffy
Title:	Senior Vice President

Consented and Agreed to:

OYSTER BAY WAREHOUSE CORP.

ACCLAIM CORPORATE CENTER 1, INC.

IGUANA ENTERTAINMENT, INC.

ACCLAIM ENTERTAINMENT, LTD.

ACCLAIM JAPAN, LTD.

ACCLAIM ENTERTAINMENT, G.m.b.H.

ACCLAIM ENTERTAINMENT, S.A.

ANNODEUS, INC.

By:	/s/ Gerard F. Agoglia
Name:	Gerard F. Agoglia
Title:	Executive Vice President and Chief Financial Officer of each